UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 25, 2009

The Stephan Co.
(Exact name of registrant as specified in charter)

Florida	1-4436	59-0676812
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 West McNab Road Fort Lauderdale, FL	33309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 971-0600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 25, 2009,  the Board of Directors of the Company, after evaluating the advantages and disadvantages of remaining an exchange-listed, publicly held company voted to voluntarily (i) delist the Company’s shares of Common Stock, par value $.01 per share, (the “Common Stock”) from the NYSE-AMEX and (ii) deregister the Company’s Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as a result suspend the Company’s obligations to file reports with the Securities and Exchange Commission (“SEC”).

On November 25, 2009, the Company issued a press release regarding its intent to delist its Common Stock from NYSE-AMEX and deregister its shares under the Exchange Act. Portions of the press release that relate to this Item 3.01 are incorporated by reference into this Item 3.01 are filed as Exhibit 99.1.

The Company plans to file with the SEC and NYSE-AMEX Form 25 relating to the delisting of its Common Stock from NYSE-AMEX with the delisting to be effective 10 days after the date of filing. The Company also intends to file with the SEC Form 15 relating to the deregistering of its Common Stock under Section 12(g) of the Exchange Act and to suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act on the effective date of the Form 15.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release issued by The Stephan Co. dated November 25, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Stephan Co.
(Registrant)

Dated: November 25, 2009	By:	/s/ Robert C. Spindler
	Name:	Robert C. Spindler
	Title:	Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release issued by The Stephan Co. dated November 25, 2009.